Exhibit 99.77(q)(1)(d)(5)

THIRD AMENDMENT TO SUB-ADVISORY AGREEMENT

VOYA EQUITY TRUST

This Third Amendment, dated January 1, 2018, amends the Sub-Advisory Agreement (the “Agreement”), dated November 18, 2014, as amended, between Voya Investments, LLC, an Arizona limited liability company (the “Manager”), and Voya Investment Management Co. LLC, a Delaware limited liability company (the “Sub-Adviser”).

W I T N E S S E T H

WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of January 1, 2018.

NOW, THEREFORE, the parties agree as follows:

1.	The Amended Schedule A of the Agreement is hereby deleted and replaced with the Amended Schedule A attached hereto in order to modify the Annual Sub-Advisory Fee for Voya MidCap Opportunities Fund.

2.	Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

3.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

VOYA INVESTMENTS, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

VOYA INVESTMENT MANAGEMENT CO. LLC
By:	/s/ Christopher Kurtz

Name:	Christopher Kurtz

Title:	Vice President, Finance

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AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

Voya INVESTMENTS, LLC

and

Voya INVESTMENT MANAGEMENT CO. LLC

Series	Effective Date	Annual Sub-Advisory Fee (as a percentage of average daily assets allocated to the Sub-Adviser)
Voya Large-Cap Growth Fund	August 1, 2017	0.2295% on all assets
Voya Large Cap Value Fund	November 18, 2014	0.2925% on all assets
Voya MidCap Opportunities Fund	January 1, 2018	0.3375% on the first $500 million; 0.3150% on the next $400 million; 0.2925% on the next $450 million; and 0.2700% on assets in excess of $1.350 billion
Voya SmallCap Opportunities Fund	January 1, 2017	0.4050% on the first $250 million; 0.3600% on the next $250 million; 0.3375% on the next $250 million; and 0.3280% on assets in excess of $750 million
Voya SMID Cap Growth Fund	December 5, 2016	0.3800% on all assets
Voya U.S. High Dividend Low Volatility Fund	December 5, 2016	0.2000% on all assets

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